Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

AnPac Bio-Medical Science Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares(1)	457(c) and 457(h)	2,800,000	(2)	$0.285	(3)	798,000	$.00009270	$73.9746	N/A	N/A	N/A	N/A
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due

(1)	These shares may be represented by the Registrant’s American Depository Shares (“ADSs”), each of which represents one Class A ordinary share, par value $0.01 per share (“Class A Ordinary Shares”). The Registrant’s ADSs issuable upon deposit of the Class A Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-234548).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the 2022 Share Incentive Plan (the “2022 Plan”). The amount to be registered represents shares available for future issuance under the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices ($0.299 and $0.271, respectively) of the Registrant’s ADSs, as quoted on the Nasdaq Capital Market on June 2, 2022. Each ADS represents one Class A Ordinary Share.